UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2020

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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
11075 Roselle Street			92121
San Diego	California		(Zip Code)
(Address of principal executive offices)
 Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Explanatory Note

Purchase Agreement

On May 12, 2020, we entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by us of an aggregate of $250.0 million principal amount of our 1.50% Convertible Senior Notes due 2025 (the “Base Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). We also granted the Initial Purchasers an option to purchase from us up to an additional $37.5 million aggregate principal amount of notes (together with the Base Notes, the “Notes”) pursuant to the Purchase Agreement. The Initial Purchasers fully exercised this option on May 13, 2020. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

The Notes were issued pursuant to an Indenture, dated May 15, 2020 (the “Indenture”), between us and U.S. Bank National Association, as trustee (“Trustee”). The Notes are our senior unsecured obligations. The Notes will bear interest at a rate of 1.50% per year, payable in cash semiannually in arrears beginning on November 1, 2020. The Notes mature on May 1, 2025 unless repurchased, redeemed, or converted in accordance with their terms prior to the maturity date.

We may not redeem the notes prior to May 6, 2023. We may redeem for cash all or any portion of the Notes, at our option, on or after May 6, 2023 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

 (1) default by us in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

 (2) default by us in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, on any required repurchase, on declaration of acceleration or otherwise;

 (3) failure by us to comply with our obligation to convert the Notes in accordance with the Indenture on exercise of a holder’s conversion right;

 (4) failure by us to give a fundamental change notice, notice of a make-whole fundamental change, or notice of a specified distribution or specified corporate event, in each case when due;

 (5) failure by us to comply with our obligations under the Indenture with respect to a consolidation, merger, or sale of assets;

 (6) failure by us for 90 days after written notice has been received from either the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with any of our other agreements contained in the Notes or Indenture;

 (7) default by us or any of our subsidiaries with respect to any mortgage, agreement, or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30,000,000 in the aggregate of us and/or any such subsidiary (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, on declaration of acceleration or otherwise;

 (8) a final judgment or judgments for the payment of $30,000,000 or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

 (9) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries.

The Notes are convertible into cash, shares of our common stock, or a combination thereof, at our election, at an initial conversion rate of 8.8836 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $112.57 per share of common stock subject to adjustment. Prior to November 1, 2024, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or in connection with a redemption are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require us to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest, to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes at their option prior to November 1, 2024, in multiples of $1,000 principal amount, only under the following circumstances:

● during any calendar quarter commencing after June 30, 2020 (and only during such calendar quarter), if the last reported sale price of common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price of the Notes on each applicable trading day;

● during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of common stock and the conversion rate of the Notes on each such trading day;

● if we call any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

● on the occurrence of specified corporate events.

On or after November 1, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

Copies of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On May 12, 2020, in connection with the pricing of the Notes, we entered into capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers and other institutions (collectively, the “Option Counterparties”). In addition, on May 13, 2020, we entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties in connection with the exercise by the Initial Purchasers of the option to acquire additional Notes. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to holders of our common stock on any conversion of the Notes or offset any cash payments we are required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction or offset subject to a cap. The cap price of the Capped Call Transactions is initially $173.18 per share of common stock, representing a premium of 100% above the last reported sale price of $86.59 per share of common stock on May 12, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by us with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The form of the Capped Call Transaction confirmation (the “Capped Call Confirmation”) is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Capped Call Confirmation does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a
Registrant

The disclosure set forth under the heading “Indenture and Notes” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in the "Explanatory Note" and under the heading “Indenture and Notes” in Item 1.01 is incorporated by reference into this Item 3.02. We sold the Notes to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the Notes were initially resold to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The offer and sale of the Notes and our common stock issuable on conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and will not constitute an offer, solicitation, or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
4.1	Indenture between Tandem Diabetes Care, Inc. and U.S. Bank National Association.
4.2	Form of Global Note, representing Tandem Diabetes Care, Inc.’s 1.50% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
99.1	Form of Capped Call Confirmation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, Chief Legal & Compliance Officer
Date: May 15, 2020